UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 17, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On and effective August 17, 2018, the Board of Directors (the “Board”) of the Company approved and adopted the First Amendment to the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”).

Pursuant to the Contribution Agreement (the “Contribution Agreement”) by and among the Company, Arkoma Drilling, L.P., a Texas limited partnership (“Arkoma”), and Williston Drilling, L.P., a Texas limited partnership (“Williston” and together with Arkoma, the “Contributors”), the Contributors are permitted to designate individuals to the Board. Furthermore, pursuant to the Contribution Agreement, the Company agreed to amend its bylaws to provide that the Contributors may remove any director appointed by the Contributors to the Board at any time, with or without cause. The Bylaw Amendment reflects the amendments agreed to by the Company in the Contribution Agreement.

The foregoing description of the Bylaw Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits
Exhibit 3.1	First Amendment to Amended and Restated Bylaws of Comstock Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 21, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer